EXHIBIT 10.21

ORDINARY LABOUR PERMANENT TERM CONTRACT

JOB CENTRE REGISTRATION: (Ink seal of the Employment Centre of San Isidro, 8 May 2001. This diligence implies no pronouncement concerning the content of the contract (Madrid)).

Contract code: 01

FOR THE COMPANY

Mr ANTONIO JOSE GOMEZ TEMPLADO
Date of birth: 26/03/1953, holder of national identity card number 51603910-Y
Acting as: HUMAN RESOURCE MANAGER
Company: SITEL IBERICA TELESERVICES, S.A.
T.I.N.: A81477093        Activity: TELEMARKETING    Code:
Address: Calle de la Retama, 7 - 28045 Madrid
Company Social Security number: 28126239632
Number of workers on staff: 750
Address: Calle de la Retama, 7 - 28045 Madrid
Work Centre Social Security number: 28126239632
Number of workers on the Work Centre: 750

THE WORKER
Mr LOZANO DE CASTRO, PEDRO
NAFS: 280333181957
Education level completed: UNIVERSITY         Code:
Date of birth: 01/04/1963, holder of national identity card number 50803937L
Address: C/ SIROCO, 8 - 3º A - 28223 POZUELO DE ALARCON.

With the legal assistance, if appropriate, of Mr
age        holder of national identity card number , acting as

HEREBY DECLARE

Whereas, they fulfil the requisites established to enter into this contract and, thus, hereby agree to formalise it pursuant to the following:

CLAUSES

ONE. The worker shall be employed as FINANCIAL MANAGEWR (CFO) with the professional category of MANAGER, at the work centre located in MADRID, Calle de la Retama, 7, 28045 MADRID.

Spain 1486532.1

TWO. The working hours shall amount to 39 hours a week, from Monday to Friday, with the rest periods established by law or collective agreement.

THREE. The worker shall receive a total remuneration of 14,000,000 pesetas (FOURTEEN MILLION PESETAS) gross per annum, that shall be distributed in the following salary items: BASE SALARY, PROPORTIONAL PART OF BONUS PAYMENTS, AND ABSORBABLE VOLUNTARY IMPROVEMENTS. All this shall be settled in twelve monthly payments.

FOUR. The term of this contract shall be permanent.

FIVE. The length of the annual holidays shall be 30 CALENDAR DAYS.

SIX. In all terms not foreseen in this Contract, the terms of the applicable laws in force shall apply and, particularly, the terms of Article 15 of the Workers’ Statute (Amended by Act 11/94, of 19th May) and the Collective Bargaining Agreement of the TELEMARKETING SECTOR.

ADDITIONAL CLAUSES

ONE. A trial period of SIX MONTHS is established.

TWO. In addition to the salary set, the worker may receive a variable bonus, according to fulfilment of the targets and results set of, up to a maximum of 1,900,000 pesetas gross per annum (ONE MILLION NINE HUNDRED THOUSAND PESETAS GROSS PER ANNUM), an amount that shall not be accrued if, at any moment before the end of each computable year, the worker leaves the Company or the employment contract is terminated for any cause other than the unilateral and unfair dismissal by the employer.

THREE. Clause three of this contract and additional clause one shall be reviewed on 1st January 2002.

FOUR. The Company shall provide the worker a company car for professional use in keeping with the duties he performs. The Company shall take charge of all the expenses arising from professional use of that vehicle. The worker undertakes to abide by the rules of use and reimbursement for eventual private use of the vehicle, of which he shall be notified by the Financial Department.

FIVE. The worker shall be entitled to enjoy all the benefits the Company establishes within the general scope for its employees, according to the applicable conditions in the different plans, both present as well as those established in the future.

And in witness whereof, this CONTRACT is laid out in quadruplicate, being signed by the parties concerned.

In Madrid, on 3rd May 2001.

/s/ Pedro Lozano de Castro            /s/ Antonio Gomez Templado
THE WORKER                    THE COMPANY
(Signature)                        (Signature)

THE LEGAL REPRESENTATIVE OF THE WORKERS

2

Spain 1486532.1